WidePoint Reports Third Quarter 2021 Financial Results

Fairfax, VA – November 15, 2021 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Identity Management, Telecommunications Lifecycle Management, Digital Billing & Analytics, and IT as a Service, today reported results for the third quarter ended September 30, 2021.

Third Quarter 2021 and Recent Operational Highlights

- Awarded new contract to deliver Identity and Access Management credentials to a District of Columbia government branch
- Secured more than $16.8 million in Identity Management and Managed Mobility Services contract awards
- Awarded new contract with a major U.S. research university to deliver DoD Compliant Identity Management credentials
- On October 1, 2021 acquired IT Authorities, a globally ranked Managed Service Provider (MSP), Managed Security Services Provider (MSSP), and Cloud Services Provider (CSP)
- Reinstated Stock Repurchase Plan and increased size of Repurchase Plan to up to $5.0 million of its common stock

Third Quarter 2021 Financial Highlights

- Revenues were $22.3 million
- Managed Services revenue was $9.2 million
- Gross margin improved to 16.5%
- Net income was $535,000 or $0.06 per diluted share (reflects a benefit of $1.3 million due to payroll tax credit)
- EBITDA, a non-GAAP financial measure, was $1.2 million
- Adjusted EBITDA, a non-GAAP financial measure, was $1.5 million
- As of September 30, 2021, cash and cash equivalents equaled $18.1 million

Nine Months 2021 Financial Highlights:

- Revenues were $62.9 million (reflects a reduction of $3.7 million due to carrier credits)
- Managed Services revenue was $26.5 million
- Gross margin improved to 19.7%
- Net income was $916,000 or $0.10 per diluted share (reflects a benefit of $1.3 million due to payroll tax credit)
- EBITDA, a non-GAAP financial measure, was $2.6 million
- Adjusted EBITDA, a non-GAAP financial measure, was $3.2 million

Management Commentary

"The third quarter marked a period of productivity, as we successfully completed the acquisition of ITA, made progress across our sales and marketing initiatives, engaged in new strategic customer wins, upgraded our already robust portfolio of solutions, and continued to successfully execute our strategy for profitable growth," said WidePoint's CEO, Jin Kang. "Although we were faced with macro-economic headwinds, our team was able to weather the storm and focus on controlling the factors within our grasp, by remaining prudent with our expenditures and concentrating on tackling high ROI opportunities. Additionally, we are working to immediately reap the benefits of ITA's capabilities and resources from the

get-go. Our team is ramping up joint synergy opportunities by upselling and cross-selling our portfolio of solutions to their base of customers which have already resulted in executed deals. As we near the end of the calendar year, I am confident in our team's ability to capitalize on all the near-term opportunities across the board, as we look to continue executing our strategy for profitable growth through organic and inorganic means."

Third Quarter 2021 Financial Summary

(In millions, except per share amounts)	Sep. 30, 2021		Sep. 30, 2020	
	(Unaudited)			
Revenue	$	22.3	$	57.5
Gross Profit	$	3.7	$	5.6
Gross Profit Margin		16.5%		9.8%
Operating Expenses	$	2.9	$	4.5
Income from Operations	$	0.8	$	1.1
Net (Loss) Income	$	0.5	$	1.1
Basic Earnings per Share (EPS)	$	0.06	$	0.13
Diluted Earnings per Share (EPS)	$	0.06	$	0.13
EBITDA	$	1.2	$	1.6
Adjusted EBITDA	$	1.5	$	1.7

Nine Months 2021 Financial Summary

(In millions, except per share amounts)	Sep. 30, 2021		Sep. 30, 2020	
	(Unaudited)			
Revenue	$	62.9	$	152.0
Gross Profit	$	12.4	$	15.6
Gross Profit Margin		19.7%		10.3%
Operating Expenses	$	11.0	$	13.1
Income from Operations	$	1.4	$	2.5
Net (Loss) Income	$	0.9	$	2.0
Basic Earnings per Share (EPS)	$	0.10	$	0.24
Diluted Earnings per Share (EPS)	$	0.10	$	0.24
EBITDA	$	2.6	$	3.8
Adjusted EBITDA	$	3.2	$	4.4

A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below.

Financial Outlook

The company has updated guidance for the full year 2021. Excluding revenue from ITA, the company expects revenues to be in a range from $80 million to $84 million and adjusted EBITDA to be in a range from $3.1 million to $3.3 million. Additionally, ITA forecasts its fourth quarter 2021 revenues to be approximately $2 million with adjusted EBITDA of $100,000. The company's financial outlook is based on current expectations and actual results could differ materially depending on market conditions and the factors set forth under the "Safe Harbor Statement" below.

Increase to Reinstated Share Repurchase Program

As previously announced, the Company has reinstated its prior share repurchase program which was suspended on March 9, 2020 as a precaution due to the COVID-19 pandemic. Following such reinstatement, the Board of Directors increased the size of the repurchase program to $5.0 million, increasing the amount currently available for repurchases to $4.6 million. Under the share repurchase program, repurchases of the issued and outstanding shares may be made from time-to-time in open market and privately negotiated transactions. WidePoint currently has 9.1 million shares outstanding.

Any share repurchases will be made in compliance with the SEC's Rule 10b-18, subject to market conditions, available liquidity, cash flow, applicable legal requirements, and other factors. This program does not obligate WidePoint to acquire any particular amount of common stock and the program may be suspended or discontinued at any time. WidePoint intends to finance the purchases with existing cash balances.

CFO Transition

Kellie Kim, Executive Vice President and Chief Financial Officer, notified the Company on November 11, 2021, of her plans to retire to devote more time to her family and other personal interests. Ms. Kim will remain in her current role until the completion of 10-K filing in 2022 and remain fully engaged as CFO and actively participate in the process to evaluate a full slate of candidates. She will continue to assist the Company as a consultant following her departure as CFO.

Conference Call

WidePoint management will hold a conference call today, Monday, November 15, 2021, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint's President and CEO Jin Kang, Executive Vice President and Chief Sales and Marketing Officer Jason Holloway, and Executive Vice President and CFO, Kellie Kim will host the conference call, followed by a question and answer period.

U.S. dial-in number: (888) 506-0062
International number: (973) 528-0011
Passcode: 143707

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Monday, November 29, 2021.

Toll-free replay number: (877) 481-4010
International replay number: (919) 882-2331
Replay ID: 43440

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,	
	2021	2020		2021	2020
			(Unaudited)		
NET INCOME	$ 534,900	$ 1,067,000		$ 915,600	$ 2,039,500
Adjustments to reconcile net income to EBITDA:					
Depreciation and amortization	396,800	415,700		1,140,900	1,247,100
Amortization of deferred financing costs	-	-		-	1,700
Income tax provision	232,900	12,500		329,300	242,800
Interest income	(900)	(100)		(3,500)	(3,100)
Interest expense	67,400	69,600		207,700	226,200
EBITDA	$ 1,231,100	$ 1,564,700		$ 2,590,000	$ 3,754,200
Other adjustments to reconcile net income to Adjusted EBITDA:					
(Recovery) Provision for doubtful accounts	-	-		(24,500)	600
Stock-based compensation expense	235,400	160,000		662,100	650,900
Adjusted EBITDA	$ 1,466,500	$ 1,724,700		$ 3,227,600	$ 4,405,700

WidePoint uses adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts

and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the ability to achieve expected benefits from the acquisition of ITA, the ability to achieve the financial outlook included herein, the impact of the COVID-19 pandemic on our business and operations; the impact of any supply chain interruptions; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations:
Gateway Investor Relations
Matt Glover or John Yi
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2021	DECEMBER 31, 2020
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 18,102,341	$ 15,996,749
Accounts receivable, net of allowance for doubtful accounts of $84,971 and $114,169 in 2021 and 2020, respectively	10,148,728	35,882,661
Unbilled accounts receivable	8,789,327	13,848,726
Other current assets	3,721,111	1,763,633
Total current assets	40,761,507	67,491,769
NONCURRENT ASSETS		
Property and equipment, net	833,582	573,039
Operating lease right of use asset, net	5,570,297	6,095,376
Intangible assets, net	2,588,095	2,187,503
Goodwill	18,555,578	18,555,578
Deferred tax asset, net	5,619,990	5,606,079
Other long-term assets	1,504,074	815,007
Total assets	$ 75,433,123	$ 101,324,351
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 10,797,731	$ 36,221,981
Accrued expenses	11,201,997	15,626,313
Deferred revenue	3,517,392	2,016,282
Current portion of operating lease liabilities	603,344	577,855
Total current liabilities	26,120,464	54,442,431
NONCURRENT LIABILITIES		
Operating lease liabilities, net of current portion	5,481,299	5,931,788
Other liabilities	246,037	-
Deferred revenue, net of current portion	431,733	398,409
Total liabilities	32,279,533	60,772,628
Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,138,560 and 8,876,615 shares issued outstanding, respectively	9,138	8,876
Additional paid-in capital	102,276,064	100,504,741
Accumulated other comprehensive loss	(189,910)	(104,615)
Accumulated deficit	(58,941,702)	(59,857,279)
Total stockholders' equity	43,153,590	40,551,723
Total liabilities and stockholders' equity	$ 75,433,123	$ 101,324,351

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2021	2020	2021	2020
	(Unaudited)			
REVENUES	$ 22,251,282	$ 57,506,561	$ 62,885,545	$151,955,707
COST OF REVENUES (including amortization and depreciation of $133,756, $130,559, $373,089, and $432,327, respectively)	18,588,268	51,888,205	50,514,391	136,314,439
GROSS PROFIT	3,663,014	5,618,356	12,371,154	15,641,268
OPERATING EXPENSES				
Sales and marketing	489,721	500,015	1,505,548	1,431,930
General and administrative expenses (including share-based compensation of $235,469, $160,056, $662,132 and $650,924, respectively)	2,101,083	3,684,344	8,676,332	10,887,952
Depreciation and amortization	263,192	285,181	767,940	814,813
Total operating expenses	2,853,996	4,469,540	10,949,820	13,134,695
(LOSS) INCOME FROM OPERATIONS	809,018	1,148,816	1,421,334	2,506,573
OTHER (EXPENSE) INCOME				
Interest income	968	94	3,535	3,119
Interest expense	(67,372)	(69,582)	(207,678)	(227,889)
Other income	25,158	118	27,656	458
Total other expense	(41,246)	(69,370)	(176,487)	(224,312)
INCOME BEFORE INCOME TAX PROVISION	767,772	1,079,446	1,244,847	2,282,261
INCOME TAX PROVISION	232,888	12,483	329,270	242,783
NET INCOME	$ 534,884	$ 1,066,963	$ 915,577	$ 2,039,478
BASIC EARNINGS PER SHARE	$ 0.06	$ 0.13	$ 0.10	$ 0.24
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	9,129,406	8,450,843	9,066,088	8,409,114
DILUTED EARNINGS PER SHARE	$ 0.06	$ 0.13	$ 0.10	$ 0.24
DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	9,158,396	8,527,309	9,182,190	8,463,561